Member Conference Call First Quarter 2021 May 4, 2021 Exhibit 99.1

Agenda State of FHLBank Pittsburgh Winthrop Watson, President and CEO Financial Review Ted Weller, Chief Accounting Officer Performance Highlights and Outlook, Important Milestones David Paulson, Chief Operating Officer Closing Remarks and Member Questions Winthrop Watson

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (FHLBank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. FHLBank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments, including, but not limited to, the possible discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank’s LIBOR-based financial products, investments and contracts; the occurrence of man-made or natural disasters, endemics, global pandemics, conflicts or terrorist attacks or other geopolitical events; political, legislative, regulatory, litigation, or judicial events or actions; risks related to mortgage-backed securities (MBS); changes in the assumptions used to estimate credit losses; changes in FHLBank’s capital structure; changes in FHLBank’s capital requirements; changes in expectations regarding FHLBank’s payment of dividends; membership changes; changes in the demand by FHLBank members for FHLBank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for FHLBank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or FHLBank’s rating; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; applicable FHLBank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; FHLBank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. This presentation is not intended as a full business or financial review and should be viewed in the context of all other information, including, but not limited to, additional risk factors, made available by FHLBank in its filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and FHLBank has no obligation, and does not undertake publicly, to update, revise or correct any forward-looking statement for any reason. Cautionary Statement Regarding Forward-Looking Information

State of FHLBank Pittsburgh Solid financial performance and capital position Dividend consistent with fourth quarter 2020: 5.75% annualized on activity stock 2.50% annualized on membership stock Advance levels continued to decline Persistent low interest rate environment Continued assessment of market and business conditions on FHLBank’s financial performance Remain focused on operational resilience and risk management: Serving our membership Planning for safe, incremental return-to-office

Financial Review

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Performance Highlights and Outlook

Business and Operating Environment Advances declined from $25.0 billion at year-end 2020 to $19.3 billion Letter of credit (LC) balances were $19.0 billion Mortgage Partnership Finance® (MPF®) Program portfolio totaled $4.8 billion; fundings of $425 million Reduced Affordable Housing Program contributions “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Credit Product Trends Advances Letters of Credit MPF Program

Looking Forward Performance drivers impacting the operating environment: Lower member advance demand Continued low interest rates Continued mortgage-backed security and MPF Program paydowns Drivers could likely result in: Reduced dividend levels Greater differentiation between dividend levels on membership (B1) and activity (B2) stock The above reflects forward-looking information based on management’s expectations regarding economic and market conditions and the Bank’s financial condition and operating results. Refer to Cautionary-Statement Regarding Forward-Looking Information on slide 3 of this presentation.

Historical Dividend Rate and Spread to Fed Funds

Important Dates/Milestones Continued LIBOR/SOFR transition progress Began accepting residential eNotes as eligible collateral Community Investment product availability: April 5: First Front Door opened June 15: Affordable Housing Program (AHP) funding round opens Member reporting: May 17: 1Q Qualifying Collateral Report (QCR) due Launch of our secure internet banking website portal and related applications (Online Banking Application)

New Online Banking Application Culmination of a multi-year effort Highlights include: Expanded browser and device compatibility Simplified transaction requests Increased hours for certain transaction types: Letters of credit Safekeeping Newly designed landing page Key information and quick links to commonly used functions Enhanced data availability and reporting capabilities Additional communications forthcoming

Member Questions

Contact Us Business Development Managers Jeff Acquafondata (MPF Program) jeffa@fhlb-pgh.com Fred Bañuelos (Community Investment) fred.banuelos@fhlb-pgh.com Fred Duncan fred.duncan@fhlb-pgh.com Bill McGettigan william.mcgettigan@fhlb-pgh.com Vince Moye vincent.moye@fhlb-pgh.com Tom Westerlund tom.westerlund@fhlb-pgh.com Leadership Winthrop Watson winthrop.watson@fhlb-pgh.com Dave Paulson david.paulson@fhlb-pgh.com Mark Evanco mark.evanco@fhlb-pgh.com www.fhlb-pgh.com @FHLBankPgh FHLBank Pittsburgh Member Services (8 a.m. to 5 p.m., Monday through Friday) 800-288-3400, option 2, or member.services@fhlb-pgh.com